Exhibit 10.2

February 8, 2002

Consoltex Holdings, Inc. and its Subsidiaries
c/o Consoltex Inc.
8555 TransCanada Highway
Ville Saint-Laurent, Quebec
H4S 1Z6 CANADA
Attn:  Mr. Paul J. Bamatter

Re:      Amendment No. 1 to Third Amended & Restated Credit Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Third Amended & Restated Credit Agreement dated as of January 24, 2002 by and among each of CONSOLTEX HOLDINGS, INC., a Delaware corporation ("Consoltex Holdings"), CONSOLTEX INC., a corporation incorporated under the laws of New Brunswick, Canada ("Consoltex"), CONSOLTEX (USA) INC., a New York corporation ("Consoltex USA"), CONSOLTEX INTERNATIONAL INC., a Rhode Island corporation ("Consoltex International"), LINQ INDUSTRIAL FABRICS II, INC., a Delaware corporation ("LINQ"), CONSOLTEX MEXICO, S.A. DE C.V., a Mexican corporation ("Consoltex Mexico"), and RAFYTEK, S.A. DE C.V., a Mexican corporation ("Rafytek" and together with Consoltex Holdings, Consoltex, Consoltex USA, Consoltex International, LINQ and Consoltex Mexico, the "Borrowers", and each individually a "Borrower"), as Borrowers, the other subsidiaries of Consoltex Holdings referred to therein as Guarantors, NATIONAL BANK OF CANADA, a bank governed by the Bank Act (Canada) (the "Bank Act"), in its capacity as a Lender ("NBC"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("Bank of America"), and EACH OTHER FINANCIAL INSTITUTION PARTY THERETO AS A LENDER (hereinafter NBC, Bank of America and each other such financial institution may be referred to individually as a "Lender" or collectively as the "Lenders"), NATIONAL BANK OF CANADA, in its capacity as administrative agent for the Canadian Facilities Lenders (as defined in the Credit Agreement) (in such capacity, the "Canadian Agent"), and BANK OF AMERICA, N.A., in its capacity as administrative agent for the U.S. Facilities Lenders (as defined in the Credit Agreement) (in such capacity, the "US Agent" and together with the Canadian Agent, the "Agents") (as amended hereby and as from time to time further amended, restated, modified, supplemented, or amended and restated, the "Credit Agreement"). All capitalized terms not otherwise defined herein shall have the meaning given thereto in the Credit Agreement.

Pursuant to the request of the Borrowers, the Agents and the Lenders, by the execution of this amendment letter ("Amendment Letter") by each of them, as acknowledged by each Borrower and each Guarantor, hereby consent to the amendment to the Credit Agreement set forth below, and each Borrower, each Guarantor, each Lender and each Agent hereby agrees that the Credit Agreement be amended as follows:

                  (a) The definition of "Restricted Payment" in Section 1.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                           "Restricted Payment" means (a) any dividend or
                  other distribution, direct or indirect, on account of any shares of any class of stock of any Borrower or any Subsidiary Securities of any Subsidiary (other than those payable or distributable solely to a Borrower or any Guarantor) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of the principal of (i) any Subordinated Debt (including any Subordinated Replacement Note), (ii) any PIK Note (other than the conversion of any PIK Note into shares of capital stock of Consoltex Holdings and the issuance of additional PIK Debentures in lieu of cash interest, each in accordance with the terms of the Les Gantiers Debenture), (iii) any AIP PIK Note (other than the conversion of any AIP PIK Note into shares of capital stock of Consoltex Holdings and the issuance of additional AIP PIK Notes in lieu of cash interest, each in accordance with the terms of the applicable debenture or note), or (iv) any shares of any class of stock of any Borrower or any Subsidiary Securities of any Subsidiary (other than those payable or distributable solely to a Borrower or any Guarantor) now or hereafter outstanding;
                  (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Borrower or any Subsidiary Securities of any Subsidiary now or hereafter outstanding; (d) any issuance and sale of Subsidiary Securities of any Subsidiary of any Borrower (or any option, warrant or right to acquire such stock) other than to a Borrower or a Guarantor; and (e) any payment to AIP of management or other fees other than in accordance with the Fee Limitation Agreement; provided that notwithstanding any of the foregoing to the contrary, so long as it is consummated in accordance with the terms and requirements of this Credit Agreement, this definition of "Restricted Payments" shall not include the Subordinated Note Exchange.

                  (b) The definition of "Subordinated Note Exchange" in
         Section 1.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                           "Subordinated Note Exchange" means the execution
                  by Consoltex USA, Consoltex, Consoltex International, LINQ and First Trust National Association of the Subordinated Replacement Indenture, the issuance of the Subordinated Replacement Notes pursuant to the terms thereof, the return to or cancellation by the issuers of the Subordinated Notes with respect to which Subordinated Replacement Notes are issued, the making of up to $500,000 in cash payments to exchanging holders of Subordinated Notes so long as the cash used in any such payment is contributed by AIP, one of its affiliated investment funds or AIP/CGI, to Consoltex Holdings in cash in the form of an Additional Equity Investment, and all other transactions related thereto.

                  (c) Section 9.22 of the Credit Agreement is hereby amended by deleting clause (a) thereof and replacing it with the following:

                  (a) (i) acquiring and cancelling Subordinated Notes representing not less than 95% of the aggregate principal amount of the Subordinated Notes by exchanging such Subordinated Notes for Subordinated Replacement Notes, including making any cash payment permitted to be made pursuant to Section 10.21 in connection with the consummation of the Subordinated Note Exchange, or (ii) cancelling Subordinated Notes as a contribution to the equity capital of Consoltex Holdings,

                  (d) Section 10.9 of the Credit Agreement is hereby amended by deleting the proviso at the end of clause (c) thereof in its entirety and replacing it with the following:

                           (c) except with respect to any Subordinated Debt
                  subject to any Payment Deferral Arrangement, the issuers of the Subordinated Debt may pay interest thereon in accordance with the terms thereof as in effect on the Closing Date in the Subordinated Indenture, the Subordinated Notes, the Les Gantiers Debenture, the PIK Notes and the AIP PIK Notes, and as in effect upon consummation of the Subordinated Note Exchange in the Subordinated Replacement Indenture and the Subordinated Replacement Notes; provided that, except as set forth in
                  Section 10.22(a) with respect to the PIK Notes upon satisfaction of the conditions set forth therein and except with respect to the Subordinated Notes after consummation of the Subordinated Note Exchange in accordance with Section 9.22, in no event and notwithstanding the foregoing shall any such payment be made in cash; provided further that, other than the consummation of the Subordinated Note Exchange in accordance with the terms and conditions of this Credit Agreement, no such issuer of Subordinated Debt may redeem, retire, defease or otherwise acquire for value any principal amount of any such Subordinated Debt for any reason whether as an optional or mandatory redemption; and

                  (e) Section 10.20 of the Credit Agreement is hereby amended by adding the following proviso to the end of clause (a) thereof:

                  , provided that the Subordinated Note Exchange may be consummated in accordance with the terms and requirements of this Credit Agreement;

                  (f) Section 10.21 of the Credit Agreement is hereby amended by deleting clause (c) thereof and replacing it with the following:

                           (c) Except as expressly permitted in Section
                  10.9(c) or (d), make any cash payment for any reason with respect to the Subordinated Notes or the Subordinated Replacement Notes earlier than the day that is ninety-five (95) days after the Facility Termination Date, provided that Consoltex and Consoltex USA may make cash payments to exchanging holders of Subordinated Notes in connection with the consummation of the Subordinated Note Exchange so long as (i) the Subordinated Note Exchange is consummated in accordance with the terms and conditions of this Credit Agreement, (ii) the aggregate amount of such cash payments to all exchanging holders of the Subordinated Notes does not exceed $500,000, and
                  (iii) any cash paid to exchanging holders of the Subordinated Notes is contributed by AIP, one of its affiliated investment funds or AIP/CGI, to Consoltex Holdings in cash in the form of an Additional Equity Investment.

In addition to any other requirement set forth herein, the effectiveness of this Amendment Letter and the amendments to the Credit Agreement, and the other terms herein provided, are subject to the US Agent having received eight (8) original counterparts of this Amendment Letter, duly executed by each of the Borrowers and the Guarantors, as well as by the Required Lenders.

None of the terms or conditions of this Amendment Letter may be changed, modified, waived, or canceled, except in accordance with Section 13.6 of the Credit Agreement. No provision hereof shall affect or impair any term or condition of the Credit Agreement or any of the other Loan Documents as currently in full force and effect.

This Amendment Letter may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one instrument.

                         [Signature pages follow.]

Sincerely yours,

BANK OF AMERICA, N.A.


By:      /s/ PeterR. Brach
Name:    PeterR. Brach
Title:   Principal

NATIONAL BANK OF CANADA


By:      /s/ Dana Ades
Name:    Dana Ades
Title:   Vice President, Special Loans and Real Estate


By:      /s/ Benoit Blais
Name:    Benoit Blais
Title:   Senior Manager


ACCEPTED AND AGREED:

THE BANK OF NOVA SCOTIA

By:      /s/ David Smiles
Name:    David Smiles
Title:   Director


FLEET BUSINESS CREDIT, LLC

By:      /s/ Roland J. Robinson
Name:    Roland J. Robinson
Title:   Senior Vice President


GMAC BUSINESS CREDIT, LLC

By:      /s/ Joseph Skaferowsky
Name:    Joseph Skaferowsky
Title:   Director


CONSOLTEX HOLDINGS, INC.
CONSOLTEX (USA) INC.


By:      /s/ Paul J. Bamatter
Name:    Paul J. Bamatter
Title:   President, Chief Operating Officer and Chief Financial Officer


CONSOLTEX INC.
CONSOLTEX INTERNATIONAL INC.
LINQ INDUSTRIAL FABRICS II, INC.


By:      /s/ Paul J. Bamatter
Name:    Paul J. Bamatter
Title:   Vice President, Strategic Planning

CONSOLTEX MEXICO, S.A. de C.V.
RAFYTEK, S.A. de C.V.
ROYALTON MEXICANA, S.A. de C.V.
ROYALTON DE MEXICO, S.A. de C.V.
RAFYTICA, S.A.


By:      /s/ Paul J. Bamatter
Name:    Paul J. Bamatter
Title:   Director